Exhibit 4.2
CERTIFICATE OF
EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
AND
EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
PURSUANT TO SECTIONS 1.2, 2.1, 3.1 AND 3.3
OF THE INDENTURE
MAY 5, 2010
     The undersigned, Anthony J. Park and Michael L. Gravelle, do hereby certify that they are the duly appointed and acting Executive Vice President and Chief Financial Officer and Executive Vice President, General Counsel and Corporate Secretary, respectively, of Fidelity National Financial, Inc. (formerly known as Fidelity National Title Group, Inc.), a Delaware corporation (the “Company”). Whereas the Company has determined to issue, offer and sell a newly established series of Securities (as defined in the Indenture referred to below) to the public, at an initial public offering price equal to 99.897% of the principal amount of such Securities, in an underwritten public offering, subject to underwriting discounts and commissions equal to 0.625% of the principal amount of such Securities, each of the undersigned also hereby certifies in the capacities set forth above, pursuant to Sections 1.2, 2.1, 3.1 and 3.3 of the Indenture (the “Base Indenture”), dated as of December 8, 2005, between Fidelity National Title Group, Inc. (as predecessor in interest to the Company) and The Bank of New York Trust Company, N.A. (now known as The Bank of New York Mellon Trust Company, N.A.), as Trustee, as amended by the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of January 6, 2006, between such parties, and by the Second Supplemental Indenture (the “Second Supplemental Indenture,” and the Base Indenture, as amended by the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), dated as of the date hereof (and heretofore executed and delivered), between such parties, that:
     A. The Board of Directors of the Company, pursuant to resolutions duly adopted by such Board of Directors (a copy of such resolutions being attached hereto as Exhibit A), has authorized the undersigned to take such action as is necessary to establish such new series of Securities to be issued under the Indenture, and to determine and establish the form and terms thereof, and the undersigned, pursuant to the Indenture, hereby establish such new series with the terms set forth below in this clause A and elsewhere in this Certificate:
     1. The title of the Securities of the series is “6.60% Senior Notes due 2017” (the “Notes”), CUSIP number 31620RAC9.
     2. The limit upon the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Notes pursuant to Sections 3.4, 3.5, 3.6, 8.6 or 10.7 of the Indenture, and except as provided in the last sentence of Section 3.1(c) of the Indenture) is three hundred million Dollars ($300,000,000). The limit upon the aggregate principal amount of the Notes may be increased by the Company without the consent of the holders of any outstanding Notes.

     3. The date on which the principal of the Notes is payable, unless the Notes are theretofore accelerated or redeemed pursuant to the Indenture, shall be May 15, 2017. The Notes shall bear no premium.
     4. The rate at which the Notes shall bear interest shall be 6.60% per annum. Interest shall be computed on the basis of a 360-day year of twelve 30-day months and shall be payable semi-annually in arrears in accordance herewith and with the Indenture.
     5. Interest on the Notes shall accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, the date hereof, in each case to, but excluding, the next Interest Payment Date or May 15, 2017, as the case may be.
     6. The Interest Payment Dates of the Notes shall be May 15 and November 15 of each year. The initial Interest Payment Date shall be November 15, 2010. The Regular Record Date corresponding to any Interest Payment Date occurring on May 15 shall be the immediately preceding May 1, and the Regular Record Date corresponding to any Interest Payment Date occurring on November 15 shall be the immediately preceding November 1. Interest payable on the Notes on an Interest Payment Date shall be payable to the persons in whose name the Notes are registered at the close of business on the Regular Record Date for such Interest Payment Date, except that interest payable on May 15, 2017 shall be payable to the persons to whom principal is payable on such date; provided, however, that Defaulted Interest shall be payable as provided in the Indenture.
     7. The Place of Payment where the principal of and interest on the Notes shall be payable is at the agency of the Trustee maintained for that purpose at the office of The Bank of New York Mellon Trust Company, N.A., 101 Barclay Street, Floor 21W, New York, New York 10286; provided, however, that payment of interest, other than on May 15, 2017, may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear in the Register; and provided further that the Depository, or its nominee, as holder of Notes in global form, shall be entitled to receive payments of interest and principal by wire transfer of immediately available funds.
     8. Article 10 of the Indenture shall apply to the Notes.
(a)	The Notes shall be redeemable, at the option of the Company, at any time in whole, or from time to time in part, at a Redemption Price, payable in cash, equal to the greater of: (x) 100% of the principal amount of the Notes to be redeemed; and (y) the sum of the present values of the remaining (as of the Redemption Date for such redemption) scheduled interest and principal payments on the Notes (or portions thereof) to be redeemed (excluding interest accrued to such Redemption Date), discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus fifty (50) basis points, in each case plus unpaid interest that has accrued to, but excluding, such Redemption Date;

provided, however, that if such Redemption Date is after a Regular Record Date for the Notes and on or before the related Interest Payment Date, then the payment of interest becoming due on such Interest Payment Date shall be payable, on such Interest Payment Date, to the Holder of record at the close of business on such Regular Record Date, and the Redemption Price shall not include unpaid interest that has accrued to, but excluding, such Redemption Date. The Notes shall not be redeemable by the Company except as provided in the immediately preceding sentence. The Notes shall not be redeemable at the election of any Holder, except to the extent that the principal of, and interest on, the Notes may be accelerated in accordance with Article 5 of the Indenture.

(b)	For purposes of the Notes, the following definitions shall be inserted in Section 1.1 of the Indenture:

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” of a Comparable Treasury Issue means, with respect to any Redemption Date: (x) the average of the bid and the asked prices for such Comparable Treasury Issue, expressed as a percentage of its principal amount, at 4:00 p.m. on the third (3rd) Business Day preceding such Redemption Date, as set forth on “Telerate Page 500,” or such other page as may replace Telerate Page 500; or (y) if Telerate Page 500, or any successor page, is not displayed or does not contain bid and asked prices for such Comparable Treasury Issue at that time, the average of the Reference Treasury Dealer Quotations obtained by the Trustee for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or, if the Trustee is unable to obtain at least four (4) such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by the Trustee.

“Independent Investment Banker” means one of the Reference Treasury Dealers, or its successor, selected by the Company or, if it is unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee and reasonably acceptable to the Company.

“Reference Treasury Dealers” means Banc of America Securities LLC and J.P. Morgan Securities Inc. (or their respective successors) and three (3) other primary U.S. government securities dealers in New York City selected by Banc of America Securities LLC and J.P. Morgan Securities

Inc. (each, a “Primary Treasury Dealer”). If any of the foregoing ceases to be a Primary Treasury Dealer, the Company shall substitute another Primary Treasury Dealer in its place.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the Notes, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue for the Notes, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third (3rd) Business Day preceding such Redemption Date.

“Treasury Yield” means, with respect to any Redemption Date applicable to the Notes, the rate per annum equal to the semiannual equivalent yield to maturity, computed as of the third (3rd) Business Day immediately preceding such Redemption Date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the applicable Comparable Treasury Price for such Redemption Date.

(c)	For purposes of the Notes, (i) the phrase “equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof” in Section 10.3 of the Indenture shall be replaced with the phrase “equal to any authorized denomination for Securities of that series”; (ii) the phrase “in such manner as the Trustee shall deem fair and appropriate” in Section 10.3 of the Indenture shall be replaced with the phrase “on a pro rata basis or by any other method the Trustee deems fair and appropriate”; (iii) the phrase “the Redemption Price” in Section 10.4(2) shall be replaced with the phrase “the Redemption Price and the aggregate principal amount to be redeemed pursuant to such redemption”; and (iv) the clause “, and (unless the Redemption Date shall be an Interest Payment Date) interest accrued to the Redemption Date on,” in Section 10.5 of the Indenture shall be deleted.

(d)	For purposes of the Notes, the text of the first (1st) paragraph of Section 10.6 of the Indenture shall be amended to read as follows:

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the applicable Redemption Date, become due and payable at the Redemption Price therein specified (subject to the Company’s obligation, if applicable, to pay, on the Interest Payment Date that occurs on, or immediately following, such Redemption Date, unpaid interest on such Securities that has accrued to, but excluding, such Interest Payment Date), and from and after such Redemption Date (unless the Company shall default in the payment of the Redemption Price or, if applicable, such interest) such Securities shall cease to be Outstanding or to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price; provided, however, that, unless otherwise specified as contemplated by Section 3.1, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall, without duplication, be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record date according to their terms and this Indenture.
     9. There shall be no obligation of the Company to redeem or purchase the Notes pursuant to any sinking fund or analogous provisions, or to repay any of the Notes prior to May 15, 2017 at the option of a Holder thereof. Article 11 of the Indenture shall not apply to the Notes.
     10. The Notes shall be issued in fully registered form as Registered Securities (and shall in no event be issuable in the form of Bearer Securities) in denominations of two thousand Dollars ($2,000) or any amount in excess thereof which is an integral multiple of one thousand Dollars ($1,000). The Notes shall be denominated, and all payments thereon shall be made, in Dollars.
     11. The principal amount of the Notes shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2 of the Indenture, and the Notes shall not constitute an Original Issue Discount Security.
     12. Article 4 of the Indenture shall apply to the Notes. For purposes of the Notes, each occurrence of the phrase “Sections 7.1, 9.4 (other than the Company’s obligation to maintain its corporate existence), 9.8 and 9.10” in Section 4.5 of the Indenture shall be replaced with the phrase “Sections 7.1, 9.4 (other than the Company’s obligation to maintain its corporate existence), 9.6, 9.8, 9.9 and 9.10”.
     13. No Additional Amounts shall be payable on or in respect of the Notes.
     14. The Notes shall initially be issued in global form. The Depository Trust Company shall be the initial Depository for the Notes. The Notes shall be transferred only in accordance with the provisions of Section 3.5 of the Indenture. Beneficial interests in Notes issued in global form shall be exchangeable for certificated Securities representing such Notes only in the circumstances set forth in the seventh (7th) paragraph of Section 3.5 of the Indenture.
     15. For purposes of the Notes, amounts deposited pursuant to Section 4.1 of the Indenture may, notwithstanding anything to the contrary in the Indenture, consist of cash, Government Obligations or a combination of cash and Government Obligations, in each case on the same basis on which the Company is permitted, pursuant to Section 4.6(a) of the Indenture, to deposit cash, Government Obligations or a combination of cash and Government Obligations to effect a defeasance or covenant defeasance.

     16. For purposes of the Notes, the following sentence shall be inserted at the end of the first paragraph of Section 1.6 of the Indenture: “For avoidance of doubt, notice to any Holder(s) of any Security that is issued in global form and registered in the name of a Depository or a nominee thereof shall be sufficient in all respects if given in compliance with the rules, policies, procedures, practices or instructions of such Depository.”
     17. For avoidance of doubt, (i) the phrase “accrued interest” in Section 5.2 of the Indenture refers to accrued and unpaid interest; and (ii) the phrase “interest upon installments of interest” in Section 5.2(1) of the Indenture refers to interest upon overdue installments of interest.
     18. For purposes of the Notes, the following sentences shall be inserted at the end of Section 9.6 of the Indenture: “For avoidance of doubt, in no event shall the Company be required to deliver to, or file with, the Trustee any material for which the Company is seeking, or has received, confidential treatment from the Commission. For purposes of this Section 9.6, each document or other report of the Company that is filed with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, shall be deemed to be delivered to, and filed with, the Trustee (and, if applicable, the Holders) if such document or report is so filed through the Commission’s EDGAR or IDEA database (or any successor thereto).”
     19. For purposes of the Notes, the phrase “a Default in payment on the Securities of any series” in Section 6.6 shall be replaced with the phrase “a Default with respect to Securities of any series (other than a Default in payment on Securities of such series)”.
     B. The form of the global Security representing the Notes is attached hereto as Exhibit B.
     C. The Notes shall be initially issued on the date hereof.
     D. The Trustee is appointed as the initial Registrar and Paying Agent.
     E. For avoidance of doubt, the Second Supplemental Indenture has been executed and delivered, and has become effective, prior to the execution and delivery of this Certificate, the establishment of the series constituting the Notes and the execution, authentication and delivery of the Notes, and the Notes shall be subject to the Second Supplemental Indenture.
     F. The foregoing form and terms of the Notes have been established in conformity with the provisions of the Indenture.
     G. The undersigned have read the provisions of Sections 3.1 and 3.3 of the Indenture and the definitions relating thereto and the resolutions adopted by the Board of Directors of the Company delivered herewith and have examined the form of global Security representing the Notes. Each of the undersigned certifies that, in his opinion, (i) he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not all conditions precedent provided in the Indenture relating to the establishment, authentication and delivery of the series of Securities under the Indenture designated as the Notes in this Certificate have been complied with; and (ii) all such conditions precedent have been complied with.
     H. The undersigned, by execution of this Certificate, hereby certify that attached hereto as Exhibits A and B, respectively, are (i) copies of resolutions duly adopted by the Board of Directors of the Company on April 21, 2010 pursuant to which the issuance of the Notes has been approved and the authority to set and establish the terms of the Notes in this Certificate and pursuant to Sections 2.1 and 3.1 of the Indenture has been granted to the undersigned; and (ii) the form of global Security representing the Notes as approved by the undersigned.
     Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture.
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     In Witness Whereof, each of the undersigned has hereunto set his hand as of the date first set forth above.

/s/ Anthony J. Park
Anthony J. Park
Executive Vice President and Chief Financial Officer

/s/ Michael L. Gravelle
Michael L. Gravelle
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT A
[RESOLUTIONS]

A-1

EXHIBIT B
FORM OF 6.60% SENIOR NOTE DUE 2017
THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. A-1	CUSIP No.: 31620RAC9
6.60% SENIOR NOTE DUE 2017
     Fidelity National Financial, Inc., a Delaware corporation, promises to pay to Cede & Co., or its registered assigns, the principal sum of three hundred million Dollars ($300,000,000) on May 15, 2017.
Interest Payment Dates: May 15 and November 15, with the first Interest Payment Date to be November 15, 2010
Regular Record Dates: May 1 and November 1
Authenticated: May 5, 2010
Dated: May 5, 2010

Fidelity National Financial, Inc.

By:		By:

	Name:		Name:
	Title:		Title:

Certificate of Authentication
     The Bank of New York Mellon Trust Company, N.A., as Trustee, certifies that this is one of the Securities of the series described in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A. as Trustee
By:
Authorized Signatory

Fidelity National Financial, Inc.
6.60% SENIOR NOTE DUE 2017
     1. INTEREST. Fidelity National Financial, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate of 6.60% per annum, payable semiannually in arrears on May 15 and November 15 of each year (each, an “Interest Payment Date”), commencing on November 15, 2010, until the principal is paid or made available for payment. Interest on this Security will accrue from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, the date hereof, in each case to, but excluding, the next Interest Payment Date or May 15, 2017, as the case may be. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
     2. METHOD OF PAYMENT. The Company shall pay interest on this Security (except defaulted interest, if any, which shall be paid on such special payment date as may be fixed in accordance with the Indenture referred to below) to the persons who are registered Holders at the close of business on the May 1 or November 1 immediately preceding the applicable Interest Payment Date, except that interest payable on May 15, 2017 shall be payable to the persons to whom principal is payable on such date. A holder must surrender this Security to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.
     3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., shall act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.
     4. INDENTURE. The Company issued this Security under the Indenture (the “Base Indenture”), dated as of December 8, 2005, between Fidelity National Title Group, Inc. (as predecessor in interest to the Company) and The Bank of New York Trust Company, N.A. (now known as The Bank of New York Mellon Trust Company, N.A.), as Trustee, as amended by the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of January 6, 2006, between such parties, and by the Second Supplemental Indenture (the “Second Supplemental Indenture,” and the Base Indenture, as amended by the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), dated as of May 5, 2010, between such parties. The terms of this Security were established pursuant to an Officers’ Certificate, dated May 5, 2010 (the “Establishing Officers’ Certificate”), which modifies certain provisions of the Indenture for purposes of this Security. The terms of this Security include those stated in the Indenture (as modified by the Establishing Officers’ Certificate), those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) and those set forth in the Establishing Officers’ Certificate. This Security is subject to all such terms, and Holders are referred to the Indenture, the TIA and the Establishing Officers’ Certificate. The Company will provide a copy of the Indenture and the Establishing Officers’ Certificate, without charge, upon written request to the Company sent to 601 Riverside Avenue, Jacksonville, Florida 32204,

Attention: Corporate Secretary. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture.
     5. PERSONS DEEMED OWNERS. The registered Holder or Holders of this Security shall be treated as owners of it for all purposes.
     6. OPTIONAL REDEMPTION. This Security is redeemable, at the option of the Company, at any time in whole, or from time to time in part, at a Redemption Price, payable in cash, equal to the greater of: (x) 100% of the principal amount to be redeemed; and (y) the sum of the present values of the remaining (as of the Redemption Date for such redemption) scheduled interest and principal payments on this Security (or the portion hereof) to be redeemed (excluding interest accrued to such Redemption Date), discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus fifty (50) basis points, in each case plus unpaid interest that has accrued to, but excluding, such Redemption Date; provided, however, that if such Redemption Date is after a Regular Record Date for this Security and on or before the related Interest Payment Date, then the payment of interest becoming due on such Interest Payment Date shall be payable, on such Interest Payment Date, to the Holder of record hereof at the close of business on such Regular Record Date, and the Redemption Price shall not include unpaid interest that has accrued to, but excluding, such Redemption Date. This Security shall not be redeemable by the Company except as provided in the immediately preceding sentence. This Security shall not be redeemable at the election of any Holder, except to the extent that the principal of, and interest on, this Security may be accelerated in accordance with Article 5 of the Indenture.
     For purposes of determining the Redemption Price, the following definitions are applicable:
     “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of this Security and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Security.
     “Comparable Treasury Price” of a Comparable Treasury Issue means, with respect to any Redemption Date: (x) the average of the bid and the asked prices for such Comparable Treasury Issue, expressed as a percentage of its principal amount, at 4:00 p.m. on the third (3rd) Business Day preceding such Redemption Date, as set forth on “Telerate Page 500,” or such other page as may replace Telerate Page 500; or (y) if Telerate Page 500, or any successor page, is not displayed or does not contain bid and asked prices for such Comparable Treasury Issue at that time, the average of the Reference Treasury Dealer Quotations obtained by the Trustee for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or, if the Trustee is unable to obtain at least four (4) such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by the Trustee.

     “Independent Investment Banker” means one of the Reference Treasury Dealers, or its successor, selected by the Company or, if it is unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee and reasonably acceptable to the Company.
     “Reference Treasury Dealers” means Banc of America Securities LLC and J.P. Morgan Securities Inc. (or their respective successors) and three (3) other primary U.S. government securities dealers in New York City selected by Banc of America Securities LLC and J.P. Morgan Securities Inc. (each, a “Primary Treasury Dealer”). If any of the foregoing ceases to be a Primary Treasury Dealer, the Company shall substitute another Primary Treasury Dealer in its place.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for this Security, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue for this Security, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third (3rd) Business Day preceding such Redemption Date.
     “Treasury Yield” means, with respect to any Redemption Date applicable to this Security, the rate per annum equal to the semiannual equivalent yield to maturity, computed as of the third (3rd) Business Day immediately preceding such Redemption Date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the applicable Comparable Treasury Price for such Redemption Date.
     7. LEGAL HOLIDAYS. In any case where any Interest Payment Date, Redemption Date, Stated Maturity or Maturity of this Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture or of this Security), payment of principal or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on such date; provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.
     8. UNCLAIMED MONEY. Subject to the terms of the Indenture, if money for the payment of principal or interest remains unclaimed for two (2) years, the Trustee or Paying Agent shall pay the money back to the Company at its request, and thereafter Holders entitled to the money shall, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.
     9. AMENDMENT, SUPPLEMENT. Subject to certain exceptions, the Indenture or this Security may be amended or supplemented with the consent of at least a majority in aggregate principal amount of the Holders affected by the amendment. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or this

Security to, among other things, cure certain ambiguities or correct certain mistakes or to create another series of Securities and establish its terms.
     10. DEFAULTS AND REMEDIES. The Events of Default set forth in Sections 5.1(1), (2), (3), (4), (5) and (6) of the Indenture apply to this Security.
          If an Event of Default with respect to the Outstanding securities of the same series as this Security occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of all Outstanding securities of the same series as this Security, by written notice to the Company (and, if given by the Holders, to the Trustee), may declare the principal of and accrued and unpaid interest, if any, on the aggregate principal amount of all Outstanding securities of the same series as this Security to be due and payable, and upon any such declaration, such principal and interest, if any, shall be immediately due and payable.
          At any time after such a declaration of acceleration with respect to this Security has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in the Indenture, the Holders of a majority in aggregate principal amount of all Outstanding securities of the same series as this Security, by written notice to the Trustee, may rescind and annul such declaration and its consequences as provided, and subject to satisfaction of the conditions set forth, in the Indenture.
          The Holders of a majority in aggregate principal amount of all Outstanding securities of the same series as this Security, by written notice to the Trustee, may waive, on behalf of all Holders of such securities, any past Default or Event of Default with respect to such securities and its consequences except (a) a Default or Event of Default in the payment of the principal of, or interest on, any such security or (b) in respect of a covenant or provision of the Indenture which, pursuant to the Indenture, cannot be amended or modified without the consent of each Holder of each affected Outstanding security of the same series as this Security. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured.
     11. AMOUNT UNLIMITED. The aggregate principal amount of Securities which may be authenticated and delivered under the Indenture is unlimited. The Securities may be issued from time to time in one or more series. The Company may from time to time, without the consent of the Holders of this Security, issue additional Securities of the series of which this Security is a part on substantially the same terms and conditions as those of this Security.
     12. TRUSTEE DEALINGS WITH COMPANY. Subject to the TIA, The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.
     13. NO RECOURSE AGAINST OTHERS. No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting this Security, waives and releases all such liability. Such waiver and release are part of the consideration for the issue of this Security.
     14. DISCHARGE OF INDENTURE. The Indenture contains certain provisions pertaining to discharge and defeasance.
     15. AUTHENTICATION. This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.
     16. GOVERNING LAW. This Security shall be governed by and construed in accordance with the internal laws of the State of New York.
     17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
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ASSIGNMENT FORM
     If you, as Holder of this Security, want to assign this Security, fill in the form below: I or we assign and transfer this Security to:

(Insert assignee’s social security or tax ID number)

(Print or type assignee’s name, address, and zip code)
and irrevocably appoint:

as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him/her.
Date:

Your signature:

(Your signature must correspond with the name as it appears upon the face of this Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee)

Signature Guarantee:

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY
     The following exchanges of a part of this global Security for an interest in another global Security or for Securities in certificated form, have been made:

Principal amount of
	Amount of decrease	Amount of Increase	this Global	Signature of
	in Principal amount	in Principal amount	Security following	authorized signatory
	of this Global	of this Global	such decrease	of Trustee or Note
Date of Exchange	Security	Security	or increase	Custodian